Exhibit 6.1

SELLING AGENT AGREEMENT

NMS Capital Advisors, LLC.

433 North Camden Drive, 4th Floor

Beverly Hills, CA 90210

March 27, 2018

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Hightimes Holding Corp., a Delaware corporation (the “Company”) and NMS Capital Advisors, LLC. (“NMS Capital” or the “Selling Agent”) pursuant to which NMS Capital shall serve as the managing Selling Agent for the Company, on a “best efforts” basis, in connection with the proposed offer and placement (the “Offering”) by the Company of its Securities (as defined Section 3 of this Agreement). The Company expressly acknowledges and agrees that NMS Capital’s obligations hereunder are on a “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by NMS Capital to purchase or sell any shares of Class A Common Stock of the Company (the “Securities”) and does not ensure the successful placement of the Securities or any portion thereof or the success of NMS Capital placing the Securities.

1. Appointment of NMS Capital as Selling Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints NMS Capital as its managing Selling Agent in connection with a distribution of its Securities to be offered and sold by the Company pursuant to an offering circular filed with the Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on Form 1-A (File No. 024-10794), and NMS Capital hereby agrees to act as the Company’s managing Selling Agent.

Pursuant to this appointment, the Selling Agent’s sole obligation shall be to use commercially reasonable efforts to process indications of interest forwarded to the Selling Agent or any sub-agents for the purchase of all or part of the Securities of the Company in the proposed Offering (the “Services”). Until the final closing or earlier upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Selling Agent, solicit or accept offers to purchase the Securities other than through the Selling Agent. The Company acknowledges that the Selling Agent will act as an agent of the Company and use its “best efforts” to provide the Services subject to the conditions, set forth in the Offering Circular (as defined below). Notwithstanding the foregoing, the Selling Agent, except as otherwise provided in this Agreement, shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

Under no circumstances will the Selling Agent be obligated to underwrite or purchase any Securities for its own account and, in processing purchases of the Securities, the Selling Agent shall act solely as an agent of the Company. For the avoidance of doubt, the services provided by the Selling Agent pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Selling Agent may retain other brokers or dealers to act as sub-agents on its behalf in providing the Services and may pay any sub-agent a fee with respect to any Securities placed by it. The Company and Selling Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Selling Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

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2. Fees; Expenses; Other Arrangements.

A. Selling Agent’s Fee. As compensation for services rendered, the Company shall pay to the Selling Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Selling Agent an amount equal to three percent (3.0%) of the aggregate gross proceeds received by the Company from the Offering, at the closing(s) (the “Closing” and the date on which each Closing occurs, each a “Closing Date”). Notwithstanding the foregoing, in the event that the Selling Agent shall elect, in the exercise of its sole discretion, to offer and sell the Securities in the Offering to its clients or customers (the “Direct Sales”), then and in such event, the Selling Agent shall be entitled to receive a commission equal to seven percent (7%) of the aggregate gross proceeds received by the Company in the Offering with respect only to such Direct Sales.

B. Offering Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of the Securities with the SEC; (b) all Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees; (c) all fees and expenses relating to the listing of the Company’s common stock on the OTCQB, OTCQX, Nasdaq Stock Market, NYSE American, or other market; (d) the costs of all mailing and printing of the Offering documents; (e) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Investors (as defined below in Section 3); (f) the fees and expenses of the Company’s attorneys and accountants; (g) background check expenses, “road show” expenses, diligence expenses, and (h) legal fees of NMS Capital’s counsel. In the event that the Offering is terminated, the Company agrees to reimburse the Selling Agent to the extent required by Section 5 hereof.

3. Description of the Offering.

The Company’s Form 1-A and related Offering Circular (the “Offering Circular”) was filed with the SEC pursuant to Regulation A of Section 3(6) of the Securities Act and qualified by the SEC on March 12, 2018. The Securities will be offered by the Company and its management and no commissions or other compensation will be paid to members of Company’s management in connection with the Offering. The Securities to be offered by the Company directly to various investors (each, an “Investor” and, collectively, the “Investors”) in the Offering shall consist of up to 4,545,454 shares of the Company’s Class A common stock (“Common Stock” or “Shares” or “Securities”). The purchase price for one Share shall be $11.00 per Share (the “Share Purchase Price”).

If the Company shall default in its obligations to deliver Securities to an Investor whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Selling Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

4. Delivery and Payment: Closing.

Settlement of the Securities purchased by an Investor shall be made as set forth in the Subscription Agreement to be entered into between the Company and each Investor. Each Closing shall occur at such time and place as shall be agreed upon by the Selling Agent and the Company. In the absence of an agreement to the contrary, each Closing shall take place at the offices of the Selling Agent, at 433 North Camden Drive, 4th Floor, Beverly Hills, CA 90210. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of the Selling Agent on each Closing Date. All actions taken at a Closing shall be deemed to have occurred simultaneously.

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5. Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate upon the final Closing Date of the Offering unless terminated by either party upon thirty (30) days written notice to the non-terminating party. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Selling Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 18 shall at all times be effective and shall survive such termination. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Selling Agent the expenses provided for in Section 2.B. above and upon demand the Company shall pay the full amount thereof to the Selling Agent.

6. Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Selling Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” controlled by,” or “under common control” with the Selling Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7. Representations. Warranties and Covenants of the Company.

As of the date and time of the execution of this Agreement, the Closing Date and the Initial Sale Time (as defined herein), the Company represents, warrants and covenants to the Selling Agent, other than as disclosed in any of its filings with the SEC, that:

A. Offering Circular Matters.

i.	The Offering Circular has been qualified under the Securities Act by the SEC. The “Offering Circular,” as of any time, means such offering circular as amended by any post-qualification amendments thereto, including the exhibits and any schedules thereto at such time. “Final Offering Circular” means the final offering circular relating to the public offering of the Securities as filed with and qualified by the SEC on March 12, 2018 pursuant to Regulation A of the Securities Act Regulations.

ii.	The term “Disclosure Package” means (i) the Final Offering Circular (and any information incorporated by reference), (ii) the Company’s Form 1-U Current Report filed with the SEC on March 31, 2018, and (iii) the Company’s Form 1-K Annual Report, including the audited consolidated financial statements of the Company as of December 31, 2017 and for the fiscal year then ended (the “Form 1-K”) to be filed with the SEC on or before April 12, 2018.

iii.	Prior to qualification of the Offering by the SEC, the Company did not engage in any “Testing-the-Waters Communication.” The term “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of Securities Act Regulations.

iv.	The Final Offering Circular and any further amendments or supplements to the Final Offering Circular will, when they are filed with the SEC, as the case may be, comply, in all material respects, with the requirements of the Securities Act and the rules and regulations promulgated under the Securities Act (the “Securities Act Regulations”).

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v.	The issuance by the Company of the Securities has been qualified under the Securities Act. The Securities will be issued pursuant to the Final Offering Circular and each of the Securities will be freely transferable and freely tradable by each of the Investors without restriction, unless otherwise restricted by applicable law or regulation.

vi.	Each of the Offering Circular and any post-qualification amendment thereto, at the time it became qualified, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Final Offering Circular, complies, in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Final Offering Circular delivered to the Selling Agent for use in connection with this Offering will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

vii.	The Company will not commence the Offering until this Agreement and the compensation of the Selling Agent hereunder has been approved by the Financial Institute Regulatory Authority (“FINRA”).

viii.	Neither the Offering Circular nor any amendment thereto, at its qualification time, as of 4:30 p.m. (Eastern time) on the date that FINRA shall approve this Agreement (the “Initial Sale Time”), and at each Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent by the Selling Agent expressly for use in the Final Offering Circular or any amendment thereof. The parties acknowledge and agree no information was provided by or on behalf of the Selling Agent (the “Sew Agent’s Information”).

ix.	The Disclosure Package, as of the Initial Sale Time and at each Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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x.	The agreements and documents described in the Disclosure Package conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Disclosure Package or to be filed with the SEC as exhibits to the Offering Circular, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Disclosure Package, and (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except as disclosed in the Disclosure Package. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

xi.	The disclosures in the Disclosure Package concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Disclosure Package which are not so disclosed.

xii.	Subsequent to the respective dates as of which information is given in the Disclosure Package, and except as may otherwise be indicated or contemplated herein or disclosed in the Disclosure Package, the Company has not: (i) issued any securities (other than (i) grants under any stock compensation plan and (ii) shares of common stock issued upon exercise or conversion of option, warrants or convertible securities described in the Disclosure Package or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

xiii.	No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, properties, results of operations, business, assets or prospects of the Company or any Subsidiary, taken as a whoel, or materially interfere with the transactions contemplated by this Agreement (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

B. Subsidiaries. The Company subsidiaries (each a “Subsidiary,” collectively, the “Subsidiaries”) have been disclosed in the Final Offering Circular.

C. No Stop Orders, etc. Neither the SEC nor, any federal or state regulatory authority has issued anyAorder preventing or suspending the use of the Final Offering Circular or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the SEC for additional information.

D. Independent Accountants. RBSM, LLP, an independent registered public accounting firm, during such time as it is engaged by the Company (the “Auditors”), is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board.

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E. Financial Statements. etc. The financial statements, including the notes thereto, of the Company included in the Disclosure Package comply, in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as disclosed in the Disclosure Package, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and (c) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

F. Authorized Capital; Options, etc. The Company had, at the date indicated in the Final Offering Circular, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Disclosure Package, the Company will have on the Closing Date the adjusted and fully-diluted stock capitalization set forth therein.

G. Valid Issuance or Securities, etc.

i. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock, Company preferred stock and other outstanding securities conform in all material respects to all statements relating thereto contained in the Disclosure Package. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

ii. Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Disclosure Package.

H. Preemptive Rights. There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to subscribe for or to purchase any Securities being offered in this Offering.

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I. Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

J. No Conflicts. etc. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company (as the same may be amended or restated from time to time, the “Bylaws”); or (iii) will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, which conflict, breach, default or violation would reasonably be expected to have a Material Adverse Effect

K. Regulatory. Except as described in the Disclosure Package or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, neither the Company nor any Subsidiary: (i) has received notice from the United States Department of Justice that the activities of the Company, including its “Cannabis Cup Events,” violate the federal Controlled Substance Act (“CSA”), or (ii) received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any applicable laws. The Company does not cultivate, extract or sell cannabis or other cannabis products. The Company possesses all licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such applicable laws to own or lease, as applicable, or to operate its properties and to carry on its businesses as described in the Disclosure Package (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations and the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, and all such licenses, permits, certificates, consents, orders, approvals and authorizations are in full force and effect. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents has been convicted of any crime under any applicable laws.

L. Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Change. There are no costs or liabilities associated with Environmental Laws (including, without limitations, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Change.

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M. Litigation: Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or any Subsidiary or, to the Company’s knowledge, any executive officer or director.

N. Good Standing. The Company and the Subsidiaries are duly organized and validly existing as a corporation or limited liability company, as applicable, and are in good standing under the laws of the state of its incorporation, and are duly qualified to do business and in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

O. Transactions A ITectine Disclosure to FINRA.

iii. Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a broker’s or finder’s, consulting or origination fee by the Company or any executive officer or director of the Company (each an, “Insider”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Selling Agent’s compensation, as determined by FINRA.

iv. Payments Within Twelve (12) Months. Except as described in the Disclosure Package, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date hereof.

v. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

vi. FINRA Affiliation. Neither the Company nor any of its Subsidiaries, nor any of their respective affiliates, officers, directors or, to the Company’s knowledge, any beneficial owner of 5% or more of the Company’s equity securities, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Securities Exchange Act of 1934, as amended or the rules and regulations thereunder (the “Exchange Act”), or (ii) has any direct or indirect affiliation or association with any member firm of FINRA (as determined in accordance with the rules and regulations of FINRA).

vii. Information. The information provided by the Company to the Selling Agent specifically for use by the Selling Agent in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects, and to the Company’s knowledge, all information provided by the Company’s officers and directors in their FINRA Questionnaires to the Selling Agent specifically is true, correct and complete in all material respects.

P. Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary or any other person acting on behalf of the Company or any Subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any Subsidiary (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might have a Material Adverse Change on the Company or any Subsidiary. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

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Q. Compliance with OFAC. Neither of the Company or any Subsidiary, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary or any other person acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

R. Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

S. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any Subsidiary or any other person required to be described in the Disclosure Package that have not been described as required.

T. No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Disclosure Package, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

U. No Labor Disputes. No material labor dispute with the employees of the Company or Subsidiary exists or, to the knowledge of the Company, is imminent.

V. Properties and Assets. The Company and each of its Subsidiaries, has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions; all of the leases and subleases material to the business of the Company or any Subsidiary, and under which it holds properties are in full force and effect, and neither the Company nor any Subsidiary has notice of any assertion by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases referenced above, or affecting or questioning the right of the Company or its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; the respective agreements to which the Company or any Subsidiary is a party are valid and enforceable in accordance with their terms, except in all cases to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights and remedies generally and the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and, to the Company’s knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements.

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W. Intellectual Property Rights. The Company and each Subsidiary has, or to the Company’s knowledge, can acquire on reasonable terms, ownership of and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents and patent rights trademarks, service marks and trade names, copyrights, (collectively “Intellectual Property”) material to carrying on its business as described in the Disclosure Package. Neither the Company nor any Subsidiary has received any correspondence relating to (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (B) asserted rights of others with respect to any Intellectual Property of the Company or any Subsidiary; or (C) assertions that any Intellectual Property of the Company or any Subsidiary is invalid or otherwise inadequate to protect the interest of the Company or any Subsidiary, that in each case (if the subject of any unfavorable decision, ruling or finding), would have a Material Adverse Change. There are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company or any Subsidiary. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company or any Subsidiary or (B) challenging the Company or any of its Subsidiaries” rights in or to any Intellectual Property or (C) that the Company or any Subsidiary materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others. The Company and each Subsidiary has complied in all material respects with the terms of each agreement described in the Disclosure Package pursuant to which any Intellectual Property is licensed to the Company or any Subsidiary, and all such agreements related to products currently made or sold by the Company or any Subsidiary, or to product candidates currently under development, are in full force and effect.

X. Taxes. The Company and each Subsidiary has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company and each Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any Subsidiary, except for such exceptions as could not be expected, , to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Circular are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Selling Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any Subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any Subsidiary. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

Y. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Z. Insurance. The Company and each Subsidiary maintains insurance of the types and in the amounts reasonably necessary to operate its business including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism, liability and malpractice and all other risks customarily insured against, and such fidelity bonds as may be required under applicable law, and all of which insurance is in full force and effect.

March 27, 2018

AA. Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

BB. Integration, Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act and Securities Act Regulations that would require the registration of any such securities under the Securities Act and Securities Act Regulations.

CC. Confidentiality and Non-Competition. No director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

8. Conditions of the Obligations or the Selling Agent.

The obligations of the Selling Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A. Regulatory Matters.

viii. The Company has filed with the SEC the Final Offering Circular, as approved by the Selling Agent, pursuant to Rule 253 of Regulation A.

ix. The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Securities in the Offering (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Circular or the Final Offering Circular unless a copy thereof shall first have been submitted to the Selling Agent within a reasonable period of time prior to the filing thereof and the Selling Agent shall not have reasonably objected thereto.

x. The Company will notify the Selling Agent promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Circular is filed; (2) of any request by the SEC, or any state or provincial regulatory authority, for any amendments to the Offering Circular or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the SEC of any stop order preventing or suspending the qualification of the Offering Circular or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Circular or Disclosure Package untrue in any material respect or that requires the making of any changes in the Offering Circular or Disclosure Package in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Securities for offer and sale in any jurisdiction. If at any time the SEC shall issue any order suspending the qualification of the Offering Circular in connection with the Offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Circular, it will comply with the provisions of and make all requisite filings with the SEC pursuant to Regulation A, the Securities Act and the Rules and Regulations and to notify the Selling Agent promptly of all such filings.

March 27, 2018

xi. [If at any time following the distribution of any Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Selling Agent in writing and has or will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.] [NTD: Is this applicable given the earlier rep that the Company has not engaged in TWC?]

xii. The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

xiii. On or before the Closing Date of this Agreement, the Selling Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Selling Agent as described in the Offering Circular.

B. Officers’ Certificates.

xiv. Officers’ Certificate. The Company shall have furnished to the Selling Agent a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Disclosure Package, and, in their opinion, the Offering Circular and each amendment thereto, as of the date of this certificate, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading, (ii) no event has occurred which should have been set forth in a supplement or amendment to the Disclosure Package that was not included in the Disclosure Package, (iii) the representations and warranties of the Company contained in the Agreement were, when originally made, and are as of the date of this certificate, true and correct in all material respects, (iv) no order suspending the effectiveness of the Offering Circular and Final Offering Circular, or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, threatened and (v) there has not been, subsequent to the date of the most recent audited financial statements included in the Disclosure Package, any Material Adverse Change to the Company.

xv. Secretary’s Certificate. As of each Closing Date the Selling Agent shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, certifying: (i) that each of the Company’s Charter and Bylaws is true and complete, has not been modified or rescinded and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified or rescinded; and (iii) the good standing of the Company and any Subsidiaries. The documents referred to in such certificate shall be attached to such certificate.

March 27, 2018

C. Legal Opinion. At each Closing Date, the Selling Agent shall have received the favorable opinions of CKR Law LLP, counsel to the Company, addressed to the Selling Agent, in form and substance reasonably satisfactory to counsel to the Selling Agent.

D. Payment of Expenses. The Company shall have paid, or made arrangements satisfactory to the Selling Agent for the payment of, all such expenses as may be required by Section 2B hereof.

E. Conflict Waiver Letter. Each of the Company and the Selling Agent have been represented on various occasions by CKR Law, LLP. Although the Selling Agent will engage separate counsel to review this Agreement, prior to the Initial Sale Time each of the Company and the Selling Agreement shall execute and deliver to CKR Law, LLP, the conflict waiver letter in the form of Exhibit A annexed hereto (the “Conflict Waiver Letter”). [NTD: Need to attach exhibit]

9. Indemnification and Contribution; Procedures.

A. Indemnification of the Selling Agent. The Company agrees to indemnify and hold harmless the Selling Agent, its affiliates and each person controlling such Selling Agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents and employees of the Selling Agent, its affiliates and each such controlling person (the Selling Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Offering Circular or Disclosure Package, including in any [Testing-the-Waters Communication] (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the SEC, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Selling Agent Information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement.

B. Indemnification of the Company. The Selling Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Offering Circular and Disclosure Package and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but solely with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Disclosure Package or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Selling Agent Information.

March 27, 2018

C. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the indemnifying party in writing; provided that failure by any Indemnified Person so to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability which the indemnifying party may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The indemnifying party shall, if requested by the Indemnified Person, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Indemnified Person). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the indemnifying party has failed promptly to assume the defense and employ counsel for the benefit of the Indemnified Person and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the indemnifying party for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the Indemnified Person and all Indemnified Persons who are parties to such action. The indemnifying party shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the indemnifying party shall not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the indemnifying party required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

D. Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any Indemnified Person, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Selling Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Selling Agent and any other indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Selling Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Selling Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Selling Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

March 27, 2018

E. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

10. Limitation of Engagement to the Company.

The Company acknowledges that NMS Capital has been retained only by the Company, that NMS Capital is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of NMS Capital is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against NMS Capital or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by NMS Capital, no one other than the Company is authorized to rely upon any statement or conduct of NMS Capital in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by NMS Capital to the Company in connection with NMS Capital’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. NMS Capital shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by NMS Capital. If any purchase agreement and/or related transaction documents are entered into between the Company and the investors in the Offering, NMS Capital will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to NMS Capital by the Company.

11. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

12. Confidentiality.

In the event of the consummation or public announcement of any Offering, NMS Capital shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. NMS Capital agrees not to use any confidential information concerning the Company provided to NMS Capital by the Company for any purposes other than those contemplated under this Agreement.

March 27, 2018

13. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

14. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15. Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

16. Use of Information.

The Company will furnish NMS Capital such written information as NMS Capital reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, NMS Capital will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that NMS Capital does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by NMS Capital in connection with the provision of its services.

17. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Selling Agent has been retained solely to act as Selling Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Selling Agent has advised or is advising the Company on other matters; (b) the Securities Purchase Price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Selling Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Selling Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Selling Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Selling Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Selling Agent, and not on behalf of the Company and that the Selling Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Selling Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

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18. Survival Of Indemnities, Representations. Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Selling Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Agent, the Company, the Investors or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, Sections 2, 7, 9, 10, 11, 12, 18 and 19, shall not terminate and shall remain in full force and effect at all times.

19. Governing, Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be fully performed therein. Any. disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of Los Angeles, State of California. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of Los Angeles, State of California. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City of Los Angeles, State of California,

20. Notices.

All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Company:

Hightimes Holding Corp.

10990 Wilshire Blvd. Penthouse

Los Angeles, CA 90024

Attn: Adam E. Levin, CEO

If to the Selling Agent;

NMS Capital Advisors, LLC

433 North Camden Drive, 4th Floor

Beverly Hills, CA 90210

Attn: Compliance Department

Any party hereto may change the address for receipt of communications by giving written notice to the others.

21. Miscellaneous.

This Agreement shall not be modified or amended except in writing signed by NMS Capital and the Company. This Agreement constitutes the entire agreement of NMS Capital and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect, This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

23. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[SIGNATURE PAGE TO FOLLOW]

March 27, 2018

In acknowledgment that the foregoing correctly sets forth the understanding reached by NMS Capital and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
	Name:	Adam E. Levin
	Title:	CEO

Agreed and accepted as of the date first above written.

NMS CAPITIAL ADVISORS, INC.

By:	/s/ Trevor Saliba
	Name:	Trevor Saliba
	Title:	Chairman

March 27, 2018

EXHIBIT A

CONFLICT WAIVER

[To be updated]